UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2006 (October 2, 2006)

INTERACTIVE INTELLIGENCE, INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	000-27385 (Commission File Number)	35-1933097 (IRS Employer Identification No.)

7601 Interactive Way
Indianapolis, Indiana 46278
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (317) 872-3000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

In connection with the relocation of Pamela J. Hynes, the Vice President of Customer Services of Interactive Intelligence, Inc. (the "Company"), and her spouse, who is also an employee of the Company, to the Company's office in the United Kingdom, on October 2, 2006, the Compensation Committee of the Company approved an increase in Ms. Hynes' compensation in an amount up to $100,000 per year. The increase in compensation is to cover expenses incurred by Ms. Hynes in connection with her relocation.

Item 2.02. Results of Operations and Financial Condition.

The following information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On October 5, 2006, the Company issued a press release reporting preliminary financial results for its third quarter ended September 30, 2006. Full results for the third quarter 2006 will be reported by the Company on October 23, 2006. See the Company's press release attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
99.1	Preliminary Earnings Release issued by the Company on October 5, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interactive Intelligence, Inc. (Registrant)

Date: October 6, 2006	By:	/s/ Stephen R. Head
Stephen R. Head Chief Financial Officer, Vice President of Finance and Administration, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Preliminary Earnings Release issued by the Company on October 5, 2006